Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Andeavor is publicly held and has no parent. Certain omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year ended December 31, 2017.

Name of Subsidiary	Incorporated or Organized under Laws of
2Go Tesoro Company	Delaware
Andeavor	Delaware
Andeavor Field Services LLC	Delaware
Andeavor Foundation, Inc.	Texas
Andeavor Gathering I LLC	Delaware
Andeavor Logistics LP	Delaware
Andeavor Midstream Partners GP LLC	Delaware
Andeavor Midstream Partners LP	Delaware
Andeavor Midstream Partners Operating LLC	Delaware
Andeavor Servicios de Mexico, S. de R.L. de C.V.	Mexico
Ascarate Group LLC	Delaware
BakkenLink Pipeline LLC	Delaware
BEH Holding LLC	Delaware
Carson Cogeneration Company	Delaware
Ciniza Production Company	New Mexico
Dakota Prairie Refining, LLC	Delaware
Dial Oil Co., LLC	New Mexico
Empire Oil Co.	California
Giant Four Corners, LLC	Delaware
Giant Industries, Inc.	Delaware
Giant Stop-N-Go of New Mexico, LLC	New Mexico
Gold Star Maritime Company	Delaware
Green River Processing, LLC	Delaware
Interior Fuels Company	Alaska
Kenai Pipe Line Company	Delaware
Navajo Convenient Stores Co., LLC	New Mexico
ND Land Holdings LLC	Delaware
Northern Tier Bakery LLC	Delaware
Northern Tier Energy GP LLC	Delaware
Northern Tier Energy LLC	Delaware
Northern Tier Energy LP	Delaware
Northern Tier Finance Corporation	Delaware
Northern Tier Oil Transport LLC	Delaware
Northern Tier Retail Holdings LLC	Delaware
Northern Tier Retail, LLC	Delaware
Redland Vision, LLC	Delaware
Rendezvous Pipeline Company, LLC	Colorado
Ridgewood Association	Texas

Exhibit 21.1

Name of Subsidiary	Incorporated or Organized under Laws of
Ridgewood Insurance Company	Vermont
RW Land Company	Delaware
San Juan Refining Company, LLC	New Mexico
St. Paul Park Refining Co. LLC	Delaware
SuperAmerica Franchising LLC	Delaware
Tahoe Merger Sub 2, LLC	Delaware
Tesoro Alaska Company LLC	Delaware
Tesoro Alaska Pipeline Company LLC	Delaware
Tesoro Alaska Terminals LLC	Delaware
Tesoro Aviation Company	Delaware
Tesoro Canada Supply & Distribution Ltd.	Canada
Tesoro Companies, Inc.	Delaware
Tesoro Environmental Resources Company	Delaware
Tesoro Far East Maritime Company	Delaware
Tesoro Great Plains Gathering & Marketing LLC	Delaware
Tesoro Great Plains Holdings Company LLC	Delaware
Tesoro Great Plains Midstream LLC	Delaware
Tesoro High Plains Pipeline Company LLC	Delaware
Tesoro Insurance Holding Company	Delaware
Tesoro Logistics Finance Corp.	Delaware
Tesoro Logistics GP, LLC	Delaware
Tesoro Logistics Northwest Pipeline LLC	Delaware
Tesoro Logistics Operations LLC	Delaware
Tesoro Logistics Pipelines LLC	Delaware
Tesoro Maritime Company	Delaware
Tesoro Mexico Supply & Marketing, S. de R.L. de C.V.	Mexico
Tesoro Northstore Company	Alaska
Tesoro Panama Company, S.A.	Panama/ Delaware
Tesoro Petroleum (Singapore) Pte. Ltd.	Singapore
Tesoro Refining & Marketing Company LLC	Delaware
Tesoro Renewables Company LLC	Delaware
Tesoro Savage Petroleum Terminal LLC	Delaware
Tesoro Sierra Properties, LLC	Delaware
Tesoro SoCal Cogen Company LLC	Delaware
Tesoro SoCal Pipeline Company LLC	Delaware
Tesoro South Coast Company, LLC	Delaware
Tesoro Trading Company	Delaware
Tesoro Wasatch, LLC	Delaware
Tesoro West Coast Company, LLC	Delaware
Trans-Foreland Pipeline Company LLC	Delaware
Treasure Card Company LLC	Arizona
Treasure Franchise Company LLC	Delaware
Uinta Express Pipeline Company LLC	Delaware
Virent Renewables Holding Company LLC	Delaware
Virent Renewables LLC	Delaware

Exhibit 21.1

Name of Subsidiary	Incorporated or Organized under Laws of
Virent, Inc.	Delaware
Western Acquisition Holdings, LLC	Delaware
Western Refining Company, L.P.	Delaware
Western Refining Conan Gathering Holdings, LLC	Delaware
Western Refining Conan Gathering, LLC	Delaware
Western Refining de Mexico, S. de R.L. de C.V.	Mexico
Western Refining Delaware Basin Storage, LLC	Delaware
Western Refining GP, LLC	Delaware
Western Refining Logistics GP, LLC	Delaware
Western Refining Logistics, LP	Delaware
Western Refining LP, LLC	Delaware
Western Refining Pipeline, LLC	New Mexico
Western Refining Product Transport, LLC	Delaware
Western Refining Retail, LLC	Delaware
Western Refining Southwest, Inc.	Arizona
Western Refining Terminals, LLC	Delaware
Western Refining Texas Retail Services, LLC	Texas
Western Refining TRS I, LLC	Texas
Western Refining TRS II, LLC	Texas
Western Refining Wholesale, LLC	Delaware
Western Refining Yorktown Holding Company	Delaware
Western Refining Yorktown, Inc.	Delaware
Western Refining, Inc.	Delaware
Wingate-Gallup Pipeline, LLC	Delaware
WNR Mexico 1, LLC	Delaware
WNR Mexico 2, LLC	Delaware
WNRL Energy GP, LLC	Delaware
WNRL Energy, LLC	Delaware
WNRL Finance Corp.	Delaware
York River Fuels, LLC	Delaware

Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2017.